UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2003

PLATO LEARNING, INC. (Exact name of Registrant as specified in its charter)

Delaware	0-20842	36-3660532

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10801 Nesbitt Avenue South, Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code: (952) 832-1000

Not Applicable
(Former name or former address if
changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On December 17, 2003, we issued a press release announcing that we had acquired New Media (Holdings) Limited, a United Kingdom based publisher of curriculum-focused software primarily for teaching secondary school science and math. A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

       Exhibit 99.1: Press Release dated December 17, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on December 17, 2003.

PLATO LEARNING, INC.

By	/s/ Gregory J. Melsen Gregory J. Melsen Vice President, Finance and Chief Financial Officer

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